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                                                                     EXHIBIT 4.5


                             MASTER GRAPHICS, INC.
                         1998 EQUITY COMPENSATION PLAN

     1.   Purpose of Plan and Effective Date.
          ----------------------------------

     (a) Purpose. The purpose of the Master Graphics, Inc. 1998 Equity Compensation Plan (the "Plan") is to further the success and advance the interests of Master Graphics, Inc. and its subsidiaries (collectively, the "Company") by making Awards (as defined below) available to (i) designated employees (including employees who are also officers or directors) of the Company; and (ii) certain consultants and advisors to the Company. The Company believes that the Plan will encourage the Participants to contribute materially to the growth of the Company, thereby benefitting the Company's shareholders, and will align the economic interests of the Participants with those of the shareholders.

     (b) Awards. The Company intends this Plan to enable the Company to issue pursuant hereto (i) incentive stock options ("Incentive Stock Options"), as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), to purchase shares of common stock of Master Graphics, Inc. (the "Common Stock"); (ii) similar options to purchase Common Stock which will not, however, be qualified as Incentive Stock Options ("Non-Qualified Options"); (iii) shares of Common Stock that are subject to limitations and restrictions as to encumbrance and transfer ("Restricted Stock"); and (iv) stock appreciation rights ("SAR") pursuant to which a recipient may recognize in cash the benefit from appreciation in the price of Common Stock.

     (c) Effective Date. The Plan shall become effective on the date of approval by the Board of Directors of the Company, which date is April 1, 1998; provided, however, that the Plan shall be subject to approval and ratification by shareholders of the Company holding a majority of its voting stock, voting in person or by proxy, at a meeting of shareholders to be held within twelve months after April 1, 1998.

     2.   Definitions.
          -----------

     (a) As used in this Plan, the following terms have the following respective meanings:

          "Award" means any grant of an Option or SAR, and any award of Restricted Stock under the Plan, whether singly, in combination, or in tandem, to an Eligible Person by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish.

          "Award Agreement" means a written agreement setting forth the terms of an Award.

          "Board" means the Board of Directors of the Company.
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          "Change in Control" shall be deemed to have occurred if:  (i) after the effective date of the Plan, any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including any "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company and any Subsidiary, any of the Company's existing shareholders prior to the effective date of the Plan and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 20% or more of the voting power of the then outstanding securities of the Company, except where the acquisition is approved by the Board; (ii) the shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (A) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to a majority of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company; (iii) any person has commenced a tender offer or exchange offer for 35% or more of the voting power of the then outstanding shares of the Company; or (iv) after this Plan is approved by the shareholders of the Company, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

          "Code" means the Internal Revenue Code of 1986, as amended. References to any provisions of the Code shall be deemed to include successor provisions.

          "Committee" shall mean a group of two (2) or more Non-Employee Directors appointed by the Board to administer the Plan, which Committee shall be composed in the manner set forth in Section 3(a)
                                                                 ------------
          hereof.

          "Common Stock" has the meaning set forth in Section 1(b) hereof.
                                                      ------------

          "Company" means Master Graphics, Inc., and, where the context so requires, such term shall include Subsidiaries of Master Graphics, Inc.

          "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code.

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          "Eligible Persons" means all persons described in Section 5 hereof who
                                                            ---------
          are eligible to receive Awards pursuant to this Plan.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and rules and regulations thereunder.

          "Exercise Price" means the price per share at which Common Stock may be purchased upon the exercise of an Option.

          "Fair Market Value" unless otherwise required by an applicable provision of the Code, as of any date, means the mean between the high and low sales price of the Common Stock on any exchange upon which the Common Stock is traded or on the National Market of the Nasdaq Stock Market on the date of an Award or, if there are no sales on said date, then on the next prior business day on which there was a sale. If no such sales price is available, then the price per share shall be determined by the Committee. If the Committee, in its discretion, shall determine that the average high and low sales price for a particular day is not, due to low trading volume or other factors which the Committee deems appropriate, indicative of Fair Market Value, then the Committee may use an average of the high and low sales prices of the Common Stock over a period not to exceed thirty (30) trading days immediately preceding the date of the Award in determining Fair Market Value.

          "Incentive Stock Option" means any Incentive Stock Option granted pursuant to this Plan which is intended to be, and designated and qualifying as, an "incentive stock option" within the meaning of
          Section 422 of the Code.

          "Modification" means any change in the terms of an Option which would constitute a "modification" as defined in Section 424(h)(3) of the Code, including, without limitation, such a modification to an Option as effected by a change in the Plan and any other change in the Plan which would increase the number of shares reserved for Options under the Plan, materially change the administration of the Plan or that would otherwise materially increase the benefits accruing to, or available for, participants in the Plan; provided, however, that registration of Option Stock under the 1933 Act, as amended, shall not be deemed a Modification.

          "Non-Employee Director" shall have the meaning set forth in Rule 16b-3, promulgated under the Exchange Act.

          "Non-Qualified Stock Option" means any option granted under this Plan other than an Incentive Stock Option.

          "Option" means a right granted pursuant to the Plan to purchase shares of Common Stock, and includes the terms Incentive Stock Option and Non-Qualified Stock Option.

          "Participant" means any individual to whom an Award has been granted by the Committee under the Plan.

          "Restricted Stock" means Common Stock issued to a Participant that is subject to restrictions on transfer or alienation, vesting and forfeitability provisions and such other terms and conditions as the Committee may determine and as may be set forth in an Award Agreement in respect thereof.

          "Retirement" means retirement from active employment under a retirement plan of the Company, or pursuant to an employment agreement with the Company, or termination of employment at or after age 65 under circumstances which the Committee, in its sole discretion, deems equivalent to retirement.

          "SAR" means a right to surrender to the Company all or a portion of a Stock Option and to be paid therefor an amount, in cash or shares of Common Stock (which may be Restricted Stock), as determined by the Committee, provided that the amount of cash or the Fair Market Value of any Common Stock, as the case may be, shall be no greater than the excess, if any, of (i) the Fair Market Value of the Common Stock to which the Option or portion thereof relates, determined on the date such right is exercised, over (ii) the aggregate Exercise Price of the Common Stock.

          "Securities Act" means the Securities Act of 1933, as amended from time to time. References to any provision of the 1933 Act shall be deemed to include successor provisions thereto and rules and regulations thereunder.

          "Subsidiary" or "Subsidiaries" means any corporation which is a "subsidiary corporation" as defined in Section 424(f) of the Code, and the regulations thereto.

          "Tax Date" means the date on which the amount of tax to be withheld with respect to any Award is determined.

          "Termination for Cause" shall have the same meaning as in any employment agreement between any Participant and the Company, or, in the absence of such employment agreement, shall mean the termination of employment of a Participant due to (i) any illegal or dishonest conduct which adversely affects or may adversely affect the reputation, good will, or business position of the Company or which involves Company funds or assets; (ii) any intentional or material damage to property or business of the Company; (iii) theft, embezzlement or misappropriation of the Company's property; or (iv) the willful failure of the Participant to carry out his or her duties as an employee of the Company.

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          "10% Shareholder" means a person who owns stock possessing more than
          10% of the total combined voting power of all classes of stock of Company or of any parent or subsidiary of the Company after giving effect to the attribution of stock ownership provisions of Section 424(d) of the Code.

     (b) References in these definitions to provisions of the Code shall, when appropriate to effectuate the purpose of this Plan, be deemed to be references to such provisions of the Code and regulations promulgated thereunder as the same may be from time to time amended or to successor provisions to such provisions. Terms defined elsewhere in this Plan shall have the meanings set forth in such respective definitions.

      3.  Administration.
          --------------

     (a) Composition of Committee. The Plan may be administered by the Board or by the Committee, which shall be appointed by the Board. If the Committee is not appointed, all references in the Plan to the "Committee" shall be deemed to refer to the Board.

     (b)  Authority of Committee. The Committee shall have the sole authority to
(i) select the persons to receive Awards under the Plan; (ii) determine the form of an Award and whether, if such Award is an Option, such Option is to operate on a tandem basis and/or in conjunction with or apart from other Awards made by the Company, either within or outside of this Plan; (iii) determine the number of shares of Common Stock to be covered by each Award hereunder; (iv) determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award hereunder (including, but not limited to, any restriction or limitation on transfer, any vesting schedule or acceleration thereof, any forfeiture provision or waiver thereof and any "reload" upon exercise of any Option granted), regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine, in its sole and absolute discretion; and (v) make any other determination or take any action that the Committee deems necessary or desirable for the administration of the Plan.

     (c) Power of Committee. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

     4.   Shares of Common Stock Subject to the Plan.
          ------------------------------------------

     (a)  Number of Shares.  Subject to the adjustment specified in Section 4(d)
                                                                    ------------
below, the aggregate number of shares of Common Stock that may be issued under the Plan is 750,000 shares.

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     (b)  Sources of Shares.  The shares may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market for purposes of the Plan.

     (c) Excess Shares. If and to the extent Awards granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such Awards shall again be available for purposes of the Plan beginning in the calendar year in which they expire or otherwise become available.

     (d) Adjustment. If there is any change in the number or kind of shares of Common Stock outstanding (i) by reason of a stock dividend, spin off, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Common Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Common Stock available for Awards, the maximum number of shares of Common Stock for which any individual participating in the Plan may receive Awards in any year, the number of shares covered by outstanding Awards, the kind of shares issued under the Plan, and the price per share of such Awards may be appropriately adjusted at the discretion of the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

     (e) Accelerated Vesting. The Committee shall at all times have the power to accelerate the exercise date of Options and SARs and the vesting date of Restricted Stock previously granted under the Plan.

     5.   Eligibility for Participation.
          -----------------------------

     (a) Incentive Stock Options. Incentive Stock Options under this Plan may be granted only to officers (who are employees) and to other employees of the Company, as determined by the Committee. A director of the Company may receive an Incentive Stock Option under this Plan only if such person is otherwise an employee of the Company.

     (b) Other Awards. Employees, directors or officers of the Company, consultants, and advisors who the Committee determines are providing bona fide services to the Company, whether or not otherwise compensated, may receive any form of Award except an Incentive Stock Option at the discretion of the Committee.

     (c) Qualification. In determining the persons to whom Awards shall be made and the number of shares to be covered by each Award, the Committee may take into account the nature of

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the services rendered by, and the responsibilities borne by, such eligible persons, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of Section 6(g) hereof, Awards may be made to persons
                             ------------
who hold or have held options, restricted stock and/or stock appreciation rights under previous plans, and a person who has received an Award under the Plan may receive additional Awards under the Plan or under any future stock or option plan if the Committee shall so determine.

     (d) Non-Employee Directors shall not be eligible to receive an Award under the Plan.

     6.   Granting of Options.
          -------------------

     (a) Number of Shares. The Committee shall determine the number of shares of Common Stock that will be subject to each grant of Options to Eligible Persons.

     (b)  Type of Option and Price.

          (i) The Committee may grant Incentive Stock Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code, or Nonqualified Stock Options that are not intended so to qualify, or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to employees of the Company. Nonqualified Stock Options may be granted to any Eligible Person.

          (ii) The Exercise Price of Common Stock subject to an Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value of a share of such Stock on the date the Option is granted; provided, however, that (1) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted and (2) an Incentive Stock Option may not be granted to an employee who, at the time of grant, is a 10% Shareholder, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Common Stock on the date of grant.

          (iii) If Common Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Common Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (y) if the Common Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Common Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Common Stock is not publicly traded or, if publicly traded, not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

     (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

     (d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Award Agreement or an amendment to the Award Agreement. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

     (f) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Participant shall pay the Exercise Price for an Option (i) in cash, (ii) by delivering shares of Common Stock owned by the Participant (including Common Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price; (iii) the Committee, in its sole discretion, may form time to time permit the method of exercising Options known as pyramiding or "cashless exercise" (that is, the automatic application of shares received upon the exercise of a portion of an Option to satisfy the exercise price for additional portions of the Option); or (iv) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Shares of Common Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Participant shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 10) at the time
                                                       ----------
of exercise. Shares of Common Stock shall not be issued upon exercise of an Option until the Exercise Price is fully paid and any required withholding is made.

     (g) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code). If and to the extent that an Option designated as an Incentive Stock Option fails so to qualify under the Code, the Option shall remain outstanding according to its terms as a Nonqualified Stock Option.

     7.   Stock Appreciation Rights (SARs).
          --------------------------------

     (a) Grant of SARs. The Committee may, in its discretion, grant a SAR to the holder of an Option either at the time the Option is granted or by amending the instrument evidencing the grant of the Option at any time after the Option is granted, so long as the grant is made during the period in which grants of SARs may be made under the Plan and, if made to a person subject to Section 16(b) of the Exchange Act, is made more than six months before the end of the term of the Option.

     (b) Terms and Conditions of SARs. Each SAR shall be for such term and shall be subject to such other terms and conditions as the Committee shall impose and as may be set forth in an Award Agreement. The terms and conditions may include Committee approval of the exercise of the SAR, limitations on the amount of appreciation which may be recognized with regard to such SAR, and specification of what portion, if any, of the amount payable to the Participant upon his exercise of a SAR shall be paid in cash and what portion, if any, shall be payable in Common Stock or additional Options. If and to the extent that shares of Common Stock are issued in satisfaction of amounts payable on exercise of a SAR, the shares of Common Stock so issued shall be valued at their Fair Market Value on the date of exercise. Upon exercise of a SAR, the Option or portion thereof with respect to which such right is exercised shall be surrendered and shall not thereafter be exercisable. Upon exercise of any Option, any SAR or portion thereof granted with respect to such Option shall expire and shall not thereafter be exercisable.

     8.   Restricted Stock Awards.
          -----------------------

     (a) Restricted Stock Awards. The Committee may grant Restricted Stock Awards to such Eligible Persons, in such amounts and subject to such terms and conditions, as the Committee may determine in its sole discretion, including such restrictions on transferability and other restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee shall determine.

     (b) Issuance of Restricted Stock. Restricted Stock awarded under the Plan shall be evidenced by certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company shall retain physical possession of any such certificates, and each Participant awarded Restricted Stock shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock for so long as the Restricted Stock is subject to a risk of forfeiture.

     (c) Voting Rights of Restricted Stock. Unless otherwise determined by the Committee at the time of an Award, the holder of Restricted Stock shall have the right to vote the Restricted Stock and to receive dividends, if any, thereon, unless and until such shares are forfeited.

     (d) Refund of Cash Paid for Restricted Stock. In the event all or any of the shares of Restricted Stock awarded to a Participant are forfeited due to failure to meet or comply with restrictions imposed by the Committee at the time of the award prior to the lapse of such restrictions, the Company shall repay to the Participant (or the Participant's estate) any cash amount paid by the Participant for such forfeited shares.

     9.   Termination of Employment, Disability or Death.
          ----------------------------------------------

     (a) Termination for Cause or Voluntary Termination. In the event of the Termination for Cause or the voluntary termination of employment of any Participant to whom an Incentive Stock Option has been granted under the Plan, such Incentive Stock Options held by him under the Plan, to the extent vested and not theretofore exercised, shall be null and void. Incentive Stock Options granted under the Plan shall not be affected by any change of employment so long as the holder continues in the employ of the Company or any Subsidiary. Nothing in the Plan or in any Award pursuant to the Plan shall confer on any individual any right to continue in the employ of or continue any other legal or contractual relationship with the Company or interfere in any way with the right of the Company to terminate his or her employment or occupancy of any corporate office or any other legal or contractual relationship at any time.

     (b) Death of Participant. In the event of the death of a Participant, any Incentive Stock Options granted to such Participant may be exercised by the person or persons to whom the Participant's rights under any such Incentive Stock Options pass by will or by the laws of descent and distribution (including the Participant's estate during the period of administration) at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is one (1) year after the date of death of such Participant.

     (c) Disability of Participant. In the event that any Participant's employment with the Company shall terminate as a result of the Disability of such Participant, such Participant may exercise any Inventive Stock Options granted to him pursuant to the Plan at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is one (1) year after the date of such termination of employment.

     (d) Termination without Cause. In the event of termination without cause of the employment of a person to whom an Incentive Stock Option has been granted under the Plan, any Incentive Stock Options held by him under the Plan, shall immediately vest and shall be exercisable for a period of three (3) months following the date of termination.

     (e) Non-Qualified Options, Restricted Stock and SARs. The terms and conditions of Non-Qualified Stock Options, Restricted Stock and SARs relating to the effect of the termination of a Participant's employment, or association with the Company, Disability of a Participant or his death shall be such terms and conditions as the Committee shall, in its sole and absolute discretion, determine at the time of termination, as specifically provided for in the Award Agreement executed by the Participant at the time of an Award.

     10.  Withholding of Taxes
          --------------------

     (a) The Common Stock to be purchased upon exercise of any Option shall be paid for in full, in cash or as hereinafter provided at the time of such exercise. In addition, in its sole discretion the Committee may determine that it is an appropriate method of payment for Participants to pay for any shares subject to an option by delivering (i) certificates for shares of Common Stock having a value equal to the Exercise Price of the Options being exercised, or
(ii) a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of proceeds for the sale of shares of Common Stock or margin credit extended on shares of Common Stock (including the Common Stock to be acquired pursuant to the exercise of Options) to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The value of Common Stock surrendered in payment of the exercise price shall be its Fair Market Value, determined pursuant to
Section 2(a), on the date of exercise.  Upon receipt of a notice of exercise of
------------
an Option and upon payment of the Exercise Price, the Company shall promptly deliver to the Participant a certificate or certificates for the shares of Common Stock purchased, without charge to him or her for issue or transfer tax. The Committee in its sole discretion may from time to time permit the method of exercising Options known as pyramiding (that is, the automatic application of shares received upon the exercise of a portion of an Option to satisfy the exercise price for additional portions of the Option). With respect to Non-Qualified Stock Options or any Incentive Stock Options which fail to qualify as such for any reason, any required federal income tax or other withholding amount shall be paid (in full) by the Participant to the Company in cash or by certified check at the time of such exercise. The Company shall not be required to deliver certificates for such shares until all such payments have been made, and until the Company has had an opportunity (at its sole option) to obtain verification from the Participant that all federal income tax or other withholding amounts have been properly calculated and paid.

     11.  Non-Transferability of Rights.
          -----------------------------

     (a) No Award and no right under any Award shall be assignable or transferable otherwise than by will or the laws of descent and distribution, and the rights and benefits of any such Award may be exercised and received, respectively, during the lifetime of the Participant only by him or by his guardian or legal representative.

     12.  Consequences of a Change of Control.
          -----------------------------------

     (a)  Upon a Change of Control, unless the Committee determines otherwise,
(i) the Company shall provide each Participant with outstanding Awards written notice of such Change of Control and (ii) all outstanding Awards shall automatically accelerate and become fully exercisable.

     (b) In addition, upon a Change of Control where the Company is not (or will not be) the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Awards that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation. Any replacement options shall entitle the Participant to receive the same amount and type of securities as the Participant would have received as a result of the Change of Control had the Participant exercised the Award immediately prior to the Change of Control.

     (c) Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Committee may require that Participants surrender their outstanding Awards in exchange for a payment by the Company, in cash or Common Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Common Stock subject to the Participant's outstanding Awards exceeds the Exercise Price of the Awards.

     (d) Notwithstanding the foregoing, the Committee making the determinations under this Section 12 following a Change of Control must be comprised of the
           ----------
same members as those on the Committee immediately before the Change of Control. If the Committee members do not meet this requirement, the automatic provisions of Subsections (a) and (b) shall apply, and the Committee shall not have discretion to vary them.

     (e) Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (c) above) that would make the Change of Control ineligible for pooling of interest accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

     13.  Amendment and Termination of the Plan.
          -------------------------------------

     (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that if the Common Stock becomes publicly traded, the Board shall not amend the Plan without shareholder approval if such approval is required by Section 162(m) of the Code and if Section 162(m) is applicable to the Plan.

     (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board with the approval of the shareholders.

     (c) Termination and Amendment of Outstanding Awards. A termination or amendment of the Plan that occurs after an Award is granted shall not materially impair the rights of a Participant unless the Participant consents or unless the Committee acts under Section 19(b). The termination of the Plan shall not impair
                     -------------
the power and authority of the Committee with respect to an outstanding Award. No termination, Modification, or amendment of the Plan, may, without the consent of the Participant to whom any Award shall theretofore have been made, adversely affect the rights of such Participant under such Award; nor shall any such Modification or amendment be deemed to effect a Modification, extension or renewal of any such Award previously made except pursuant to an express written agreement to such effect, executed by the Company and the Participant.

     (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

     14.  Funding of the Plan.
          -------------------

     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Options under this Plan. In no event shall interest be paid or accrued on any Options.

     15.  Rights of Participants.
          ----------------------

     Nothing in this Plan shall entitle any Employee, Key Advisor or other person to any claim or right to be granted an Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

     16.  No Fractional Shares.
          --------------------

     No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     17.  Requirements for Issuance of Shares.
          -----------------------------------

     No Common Stock shall be issued or transferred in connection with any Option hereunder unless and until all legal requirements applicable to the issuance or transfer of such Common Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Option granted to any Participant hereunder on such Participant's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Common Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Common Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and interpretations, including any requirement that a legend or legends be placed thereon.

     18.  Headings
          --------

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

     19.  Miscellaneous.
          -------------

     (a) Options in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to grant Options under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees thereof who become employees of the Company, or for other proper corporate purpose, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may grant Options to an employee of another corporation who becomes an employee of the Company by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The Committee shall prescribe the provisions of the substitute Options.

     (b) Compliance with Law. The Plan, the grant and exercise of Options, and the obligations of the Company to issue or transfer shares of Common Stock under Options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     (c) Ownership of Stock. A Participant or Successor Participant shall have no rights as a shareholder with respect to any shares of Common Stock covered by an Option until the shares are issued or transferred to the Participant or Successor Participant on the stock transfer records of the Company.

     (d) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware.

     (e) Time of Awards. Nothing contained in the Plan shall constitute an Award hereunder. Any Award pursuant to the Plan shall take place only upon approval by the Committee of a resolution recommending an Award under this Plan. Notice of the determination shall be given to each person to whom an Award is so made within a reasonable time after the date of such Award. After the making of an Award under this Plan, a written Award Agreement shall be duly executed by or on behalf of the Company and the Participant.

     (f) Form and Terms of Award Agreement. Award Agreements evidencing Awards pursuant to the Plan shall be in such form and shall contain such terms not inconsistent with the Plan as the Committee may approve. Award Agreements may contain such terms, conditions, restrictions and limitations in respect of Options, SARs and/or Restricted Stock (and such provisions for the enforcement of compliance with the Securities Act of 1933, as amended, and/or with state "Blue

Sky" laws) as the Committee, in its sole discretion, may determine. To the extent any term in any Award Agreement shall be inconsistent with any term of this Plan, the term in this Plan shall govern.

     (g) Partial Invalidity. The invalidity or unenforceability of any particular provision of this Plan or any Award Agreement shall not effect the other provisions of this Plan or such Award Agreement nor affect the validity or enforceability of the other provisions of Award Agreements under this Plan, and this Plan and Awards hereunder shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     (h) Special Provisions with Respect to Incentive Stock Options under this Plan and Non-qualified Stock Options. The Committee in making any Award of an Option shall indicate whether it intends the Option to be an Incentive Stock Option under this Plan or a Non-Qualified Stock Option and shall cause the Award Agreement with respect thereto to indicate such intention. Should a person hold both one or more Incentive Stock Options under this Plan and one or more Non-Qualified Stock Options, all of such Options shall be exercisable in accordance with their respective terms and limitations, and nothing in this Plan shall be construed as causing the exercise of any such Option to preclude the exercise of any such other Option in accordance with its terms.

     (i) Rule 16b-3 Savings Provision. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 and Rule 16a-1(c)(3) under the Exchange Act in connection with any grant of Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act (except for transactions exempted under alternative Exchange Act Rules or acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b).